Exhibit 2.01

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Ember Resources Inc.
Reporting Year	From	1/1/2024	To:	12/31/2024	Date submitted	4/10/2025
Reporting Entity ESTMA Identification Number	E951247		Original Submission Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Douglas Abrahamson				Date	4/10/2025
Position Title	VP Finance and CFO

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2024	To:	12/31/2024
Reporting Entity Name	Ember Resources Inc.				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E951247
Subsidiary Reporting Entities (if necessary)

Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada -Alberta	Camrose County		1,584,000							1,584,000	2024 Property taxes
Canada -Alberta	County of Stettler No. 6		2,194,000							2,194,000	2024 Property taxes
Canada -Alberta	County of Wetaskiwin No. 10		146,000							146,000	2024 Property taxes
Canada -Alberta	Kneehill County		5,279,000							5,279,000	2024 Property taxes
Canada -Alberta	Lacombe County		1,417,000							1,417,000	2024 Property taxes
Canada -Alberta	Mountainview County		1,541,000							1,541,000	2024 Property taxes
Canada -Alberta	Ponoka County		909,000							909,000	2024 Property taxes
Canada -Alberta	Red Deer County		1,464,000							1,464,000	2024 Property taxes
Canada -Alberta	Rockyview County		2,032,000							2,032,000	2024 Property taxes
Canada -Alberta	Starland County		264,000							264,000	2024 Property taxes
Canada -Alberta	Wheatland County		2,017,000							2,017,000	2024 Property taxes
Canada -Alberta	Government of Alberta	Alberta Energy Regulator			6,211,000					6,211,000	AER Admin Fees & Orphan Well Levy
Canada -Alberta	Government of Alberta			2,080,000						2,080,000	Alberta Energy - FHMT Alberta Department of Energy (Crown roy) Royalties paid “in-kind” total $408,000 and are valued at fair market value based upon Ember's realized facility prices.
Canada -Alberta	Government of Alberta	Alberta Boiler Safety Association			155,000					155,000	2024 annual registration fees
Canada -Alberta	Government of Alberta	Minister of Finance			1,177,000					1,177,000	Alberta Crown Surface & Mineral rentals

Additional Notes:	All reported amounts have been rounded to the nearest CDN $10,000

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2024	To:	12/31/2024
Reporting Entity Name	Ember Resources Inc.				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E951247
Subsidiary Reporting Entities (if necessary)
Payments by Project

Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Canada -Alberta	Alberta CBM	18,847,000	2,080,000	7,543,000					28,470,000	Royalties include $408,000 of “in-kind” royalty payments. The “in-kind” payments were valued at fair market value based upon Ember's realized facility pricing.

Additional Notes[3]:	All reported amounts have been rounded to the nearest CDN $10,000